Exhibit 10 (c)

         AGREEMENT as of March 6, 1997 between Michael J. Shea (the "Executive") and Computer Horizons Corp., a New York Corporation (the "Company") which Agreement supercedes any prior Agreements between the parties.

The Parties hereto agree as follows:

         1. The Company hereby continues the employment of the Executive for the period (hereafter referred to as the "Employment Period") commencing as of March 6, 1997 and continuing until March 6, 1998 and thereafter except as may be modified by the parties, shall be automatically renewed for periods of one year unless and until either party exercises its right to terminate as provided elsewhere herein. The Executive shall continue to serve as a Vice President of the Company, hereby accepts such continued employment and agrees to devote his full time and effort to the business and affairs of the Company with such duties as may be reasonably assigned to the Executive from time to time by the President or by an Executive Vice President of the Company.

         2. (a) The Company shall pay to the Executive, for all services rendered by the Executive in any capacity hereunder, an initial salary at a rate of $115,000.00 per year, payable in accordance with the Company's general practice.

            (b) In addition, the Company in its sole discretion agrees to pay the Executive a bonus, provided certain criteria, which forms the basis for Management Bonus Objectives are met.

            (c) The Company, in lieu of providing the Executive with a car, agrees to pay the Executive on a monthly basis, as a car allowance, an amount agreed to from time to time.

            (d) It is expressly understood and agreed that any changes in the Executive's salary, duties, location or title etc. will not invalidate this contract but rather said change(s) may at the option of the parties be incorporated into a "Rider" to be appendixed to this contract. In any event failure to so do will not effect the validity of, or the enforceability or the other terms herein.

         3. The Executive, during the Employment Period, shall be entitled to participate in, and receive benefits in accordance with, the Company's employee benefit plans and programs at the time maintained by the Company for its executives, subject to the provisions of such plans and programs.

         4. The Employment Period may be terminated by the Company or the Executive upon thirty (30) days prior written notice to the other.

         5. (a) In the event that the Employment Period shall be terminated by the Company for any reason, the Company shall pay to the Executive, subject to the provisions hereof, severance pay in the amount equal to his then annual salary rate ("Severance Pay"); provided the Executive shall not be or have been at any time in default of the covenants contained in Section 6 hereof. Except as herein provided the Severance Pay shall be payable in bi-weekly installments, and, in addition, during this twelve (12) month period, the Company will continue to pay and provide Executive with the same Benefits and Health Coverage that the Executive was receiving prior to the conclusion of his employment.

            (b) In the event the Executive shall be in default in the covenants contained in Section 6 hereof, any amounts shall be promptly repaid by the Executive to the Company.

         6. (a) The Executive agrees that he will not, in any manner, directly or indirectly, compete or attempt to compete with the Company or any subsidiary of the Company or have a substantial ownership in, manage, operate, or control any entity which directly or indirectly competes or attempts to compete with the Company or any subsidiary for a period of one ( 1) year from termination of the Executive's employment with the Company by (i) performing, or causing to be performed, or soliciting or aiding, in any manner, solicitation of, any work for any firm, corporation, or other entity ("Customer") with which, at the time during the 12 month period prior to termination of the Employment Period, the Company or any subsidiary conducted any business or (ii) inducing any personnel to leave the service of the Company or of any subsidiary. Within two (2) weeks of a written request of the Executive following termination of the Employment Period, the Company shall deliver to the Executive a list of Customers and the Executive shall within two (2) weeks after such delivery on reasonable prior notice have the right during normal business hours to examine such books and records of the Company as shall be reasonably necessary to confirm that only the names of Customers are set forth on the list.

            (b) The Executive agrees that the remedy at Law for any breach by him of the foregoing shall be inadequate and that the Company shall be entitled to injunctive relief. This selection constitutes an independent and separable Covenant that shall be enforceable notwithstanding any right or remedy that the Company may have under any other provisions of this Agreement or otherwise.

         7. (a) This Agreement contains the entire agreement between the Parties hereto, and supercedes and nullifies all prior understandings, promises and undertakings, if any, made orally or in writing by or on behalf of the Parties hereto, with respect to the subject matter hereof, and may not be modified or terminated orally. This Agreement shall be construed and governed in accordance with the laws of the State of New Jersey.

         (b) This Agreement shall be biding upon and inure to the benefit of the Company and its successors and assigns and the Executive and his heirs, executors, administrators and legal representatives but except for the right of the Executive hereunder to receive any salary or Severance Pay, may be assigned, pledged or encumbered by the Executive without the consent of the Company.

         8. Any offer, notice, or request or other communication hereunder shall be in writing and shall be deemed to have been duly delivered if hand or mailed by registered or certified mail, return receipt requested, addressed to the respective address of each Party herein set forth, or to such other address as each Party may designate by a notice pursuant hereto:

    If to the  Company:  Computer  Horizons Corp.
                         49 Old Bloomfield  Avenue
                         Mountain  Lakes,  New Jersey 07046-1495
                         Attention: President

    If to the Executive: Computer Horizons Corp.
                         49 Old Bloomfield Avenue
                         Mountain Lakes, New Jersey 07046-1495
                         Attention: Michael J. Shea


         9. If any provisions of this Agreement shall be held for any reason to be unenforceable, the remainder of the Agreement shall nevertheless remain in full force and effect.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                    COMPUTER HORIZONS CORP.


                                    BY:/s/John J.Cassese
                                       -------------------
                                       John J. Cassese
                                       President



                                       /s/Michael J. Shea
                                       -------------------
                                       Michael J. Shea
                                       Vice President

                                                                  Exhibit 10 (g)

$15,000,000.00                                               New York,  New York
                                                                   June 30, 1996

         1. For value received, the undersigned, by this promissory note (the "Note") unconditionally promises to pay to the order of CHEMICAL BANK (the "Bank") at any of its banking offices in New York, New York, in lawful money of the United States and immediately available funds, the principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) or the aggregate unpaid principal balance of all advances made by the Bank to the undersigned, whichever is less, together with interest on each advance, in like money and funds, at a rate determined by the Bank in its sole discretion at the time of such advance. Each advance shall be payable on the maturity date thereof, as agreed between the Borrower and the Bank on the date of such advance, provided that no advance may mature after June 30, 1997 (the "Final Maturity Date"). Interest shall be payable on the maturity date of each advance and upon any prepayment of any advance.

         2. If all or any portion of any advance shall not be paid when due (whether as stated, by acceleration or otherwise) such advance shall bear interest, for the period from the due date of such advance until the maturity date thereof, at the rate per annum which is equal to 2% above the rate which would otherwise be applicable hereunder and thereafter until the unpaid principal amount thereof shall be paid in full, at the rate per annum which is equal to 2% above the rate of interest publicly announced by the Bank from time to time in New York, New York as its prime rate. Each change in the interest rate hereon resulting from a change in the prime rate of the Bank shall become effective as of the opening of business on the day on which such change in such prime rate occurs. Interest shall be calculated on the basis of a 360 day year for actual days elapsed. Anything in this Note to the contrary notwithstanding, the Bank shall not be permitted to charge or receive, and the undersigned shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law; provided, however, if the maximum rate permitted by law changes, the rate hereunder shall change, without notice to the undersigned, on the same day the maximum rate permitted by law changes.

         3. The undersigned may not prepay any advance unless it shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any such prepayment. Such loss shall be the difference, as determined by the Bank, between the cost of obtaining the funds for the advance or advances (or portion thereof) prepaid and any lesser amount which may be realized by the Bank in reemploying the funds received in prepayment during the period from the date of prepayment to the maturity date of each advance prepaid.

         4. If any amount becomes due and payable under this Note on a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable during such extension at the rate applicable to the Note prior to such extension.

         5. The undersigned shall pay all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, development and execution of this note and any amendment, supplement or modification hereto, including, without limitation, the fees and disbursements of counsel to the Bank (which may include allocation of the cost of in-house counsel to the Bank).

         6. Upon occurrence, with respect to any maker, endorser or guarantor of any of the following: default in payment of this Note or any other obligation of any nature or description to the Bank (collectively, the "Obligations"); any other violation of any covenant or condition of any of the Obligations; calling a meeting of any creditors; filing of a voluntary or involuntary petition under the Federal Bankruptcy Code which, in the case of an involuntary petition, is not dismissed, discharged or bonded with 60 days of the date of such petition; insolvency; entry of a judgment; failure to pay or remit any tax when assessed or due unless contested in good faith by appropriate proceedings, for which adequate reserves are being provided; death (in the case of an individual), termination (in the case of a partnership) or dissolution (in the case of a corporation); granting a security interest in any property; suspension or liquidation of usual business; failing to furnish financial information or to permit inspection of books or records; making any misrepresentation to the Bank in obtaining credit; or, in the Bank's opinion, impairment of financial responsibility; then the Obligations shall be due and payable immediately without notice or demand.

         7. The undersigned agrees to indemnity the Bank for, and to hold the Bank harmless from, any loss or expense which the Bank may sustain or incur, including any interest payment by the Bank to lenders of funds borrowed by it in order to make or maintain the loans evidenced hereby as a consequence of (a) default by the undersigned in payment of the principal amount of, or interest on, this Note and (b) payment by the undersigned on a day other than the maturity date of any advance as a result of acceleration of the obligations hereunder or otherwise. This covenant shall survive payment of this Note.

         8. Each advance, and each payment made on account of the principal thereof, shall be endorsed by the holder on an attachment hereto on the date such advance is made or a payment in immediately available funds is received. This Note shall be used to record all advances and payments of principal made hereunder until it is surrendered to the undersigned by the Bank and it shall continue to be used even though there may be periods prior to such surrender when no amount of principal or interest is owing hereunder.

         9. The Bank shall have a continuing lien and/or right of set-off on deposits (general and special) and credits with the Bank of every maker, endorser and guarantor, and may apply all or part of same to the Obligations (whether contingent or unmatured), at any time or times, without notice. The Bank shall have a continuing lien on all property of every maker, endorser and guarantor and the proceeds thereof held or received by or for the Bank for any purpose. Any notice of disposition of property shall be deemed reasonable if mailed at least 5 days before such disposition to the last address of such maker, endorser or guarantor on the Bank's records. Each maker, endorser and guarantor agrees to pay the costs and expenses (including, without limitation, reasonable attorneys' fees) of enforcing the Obligations. Each maker, endorser and guarantor waives protest and, in any litigation (whether or not relating to the Obligations) in which the Bank and any of them shall be adverse parties, waives the right to interpose any set-off or counterclaim of any nature or description and any defense based upon any statute of limitations or any claim of laches. Time for payment extended by law shall be included in the computation of interest.

         10. The undersigned hereby irrevocably (a) submits, in any legal proceeding relating to this Note, to the non-exclusive in personam jurisdiction of any state or United States court of competent jurisdiction sitting in the State of New York and agrees to suit being brought in any such court, (b) agrees to service of process in any such legal proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telex, to the undersigned at the last known address of the undersigned on the books of the Bank, and (c) agrees that nothing contained herein shall effect the Bank's right to effect service of process in any other manner permitted by law; and the undersigned and the Bank hereby irrevocable waive, in any such legal proceeding, trial by jury.

         11. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                         COMPUTER HORIZONS CORP.


                                         By:  /s/David W. Bialick
                                              ---------------------
                                              David W. Bialick
                                      Title:  Treasurer

                              SCHEDULE OF ADVANCES

                                                               UNPAID
                                    INTEREST     AMOUNT OF     PRINCIPAL     NOTATION
         AMOUNT OF    MATURITY      RATE PER     PRINCIPAL     BALANCE OF      MADE
DATE     ADVANCE      DATE          ANNUM        PAID          ADVANCE         BY
---      ---------    --------      --------     ---------     ----------    --------

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

                                                                  Exhibit 10 (h)

PNC Bank, N.A.                  201 881 5187                  Herbert C. Umland
Corporate Banking               201 881 5288                  Vice President
1 Garret Mountain Plaza
West Paterson, NJ 07424


                                                                        PNC BANK

March 14, 1997




Mr. David Bialick
Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, New Jersey 07046-1495

THIS LETTER SUPERSEDES CONFIRMATION
LETTERS DATED DECEMBER 20, 1996 AND MARCH 7, 1997
AND IS NOT IN ADDITION THERETO. THESE LETTERS
OF DECEMBER 20, 1996 AND MARCH 7, 1997 ARE WITHDRAWN.

RE:   $10,000,000 Discretionary Line of Credit with a $1,000,000 Sublimit for
         Letters of Credit

Dear Mr. Bialik:

We are pleased to confirm that PNC Bank, National Association (the "Bank"), has approved a $10,000,000 Discretionary Line of Credit to Computer Horizons Corp. ("Borrower") or (the "Company"). The Line of Credit may be used for Working Capital purposes. The Bank will also consider applcations for Standby or Commercial Import Letters of Credit for amounts up to $1,000,000 in the aggregate for periods up to one year. The issuance of Letters of Credit will reduce the amount available under the $10,000,000 Discretionary Line of Credit. Advances made under the line of credit, if any, shall be due and payable quarterly, or on the last day of the applicable interest period, and all obligations of the Company to the Bank shall be due and payable upon the occurrence of an event of default. All advances will be cross-defaulted to one another and will bear interest at a rate of Libor (reserve adjuted) plus 50 basis points, calculated on a 360 day basis and payable quarterly or on the last day of each interest period, for periods of 1, 2 or 3 months and will be subject to the terms and conditions set forth in this letter and the appropriate Note. The line of credit will be reviewed by the Bank from time to time and in any event prior to its expiration on May 31, 1998 (the "Expiration Date") to determine whether it should be continued or renewed.

This is not a committed line of credit. The Company acknowledges and agrees that advances made or letters of credit issued, under this line of credit, if any shall be made at the sole discretion of the Bank. The Bank may decline to make advances or issue letters of credit under the line, terminate the line at any time and for any reason without prior notice to the Company. This letter sets forth certain terms and conditions solely to assure that the parties understand each other's expectations and to assist the Bank in evaluating the status, on an ongoing basis, of the line.

The Bank's willingness to consider making advances or issue letters of credit under this facility is subject to the Company's ongoing agreement (a) to furnish the Bank with its audited consolidated annual financial statement and 10K within 90 days after the end of its fiscal year, its unaudited management prepared accountant reviewed 10Q, which includes the quarterly financial statements within 60 days after the end of each fiscal quarter and such other financial information as the Bank may reasonalby request from time to time promptly after receipt of each request, (b) upon the Banks' request, to provide certificates indicating compliance with any restrictions concerning other borrowings contained in Senior Note documents and to notify the Bank as soon as practical following the ocurrence of any default (or event which, with the passage of time or giving of notice or both, would become a default) under any direct or contingent obligation of the Company, and (c) upon the Bank's request, to furnish copies of any covenant compliance certificates prepared in connection with any such obligataions. (d) All credit facilities to be cross defaulted.

Please indicate the Company's agreement to the terms and conditions of this letter by having the enclosed copy of this letter executed where indicated and returning it to me. Prior to the making of any advances hereunder, the Company must deliver to the Bank a duly executed original Note and a certified copy of resolutions and an incumbency certificate, each in form and substance satisfactory to the Bank.

All letters of credit that might be issued will be subject to the terms and conditions set forth herein and in an Application and a Reimbursement Agreement for the issuance of a Letter of Credit (an Application) executed by the Company and delivered to the Bank.

We are pleased to offer support for your banking needs and look forward to working with you, your staff and Computer Horizons Corp.

Very truly yours,

PNC Bank, National Association

/s/Herbert C. Umland
--------------------
Herbert C. Umland
Vice President

Agreed and accepted this 17th day of March, 1997.

The undersigned hereby agrees and consents to the terms as outlined herein.

Borrower:  Computer Horizons Corp.
By:  /s/David W. Bialick                                      Date:  3/17/97
------------------------
David W. Bialick
Title:  Treasurer